EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                   Income from Continuing Operations
                                ---------------------------------------
                                Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
                                -------------------   -----------------
                                  1997       1996       1997      1996
                                --------   --------   --------  -------

Computation of Earnings Per
  Common and Common
<F01>
  Equivalent Share (a):
---------------------------
Reported Income                 $ 2,106    $ 1,968    $13,427   $16,360
                                =======    =======    =======   =======
Average number of shares
  used to compute earnings
  per common share               10,042      9,790     10,026     9,831

Effect of unexercised
  stock options                      49         58         40        62
                                -------    -------    -------   -------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share               10,091      9,848     10,066     9,893
                                =======    =======    =======   =======
Earnings per common and
  common equivalent share       $  0.21    $  0.20    $  1.33   $  1.65
                                =======    =======    =======   =======

Computation of Earnings Per
  Common Share Assuming
<F01>
  Full Dilution (a):
---------------------------
Reported Income                 $ 2,106    $ 1,968    $13,427   $16,360
                                =======    =======    =======   =======
Average number of shares
  used to compute earnings
  per common share               10,042      9,790     10,026     9,831

Effect of unexercised
  stock options                      59         63         59        63
                                -------    -------    -------   -------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                  10,101      9,853     10,085     9,894
                                =======    =======    =======   =======
Earnings per common share
  assuming full dilution        $  0.21    $  0.20    $  1.33   $  1.65
                                =======    =======    =======   =======
-------------------
<F01>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 17 of 18
                                                                EXHIBIT 11
                                                               (continued)

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                ----------------------------------------
                                 Three Months Ended    Nine Months Ended
                                    September 30,        September 30,
                                --------------------  ------------------
                                  1997       1996       1997      1996
                                --------   --------   --------  --------

Computation of Earnings Per
  Common and Common
<F02>
  Equivalent Share (a):
---------------------------
Reported Income                 $11,808    $  4,464   $26,587   $22,349
                                =======     =======   =======   =======
Average number of shares
  used to compute earnings
  per common share               10,042       9,790    10,026     9,831

Effect of unexercised
  stock options                      49          58        40        62
                                -------    --------   -------   -------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share               10,091       9,848    10,066     9,893
                                =======    ========   =======   =======
Earnings per common and
  common equivalent share       $  1.17    $   0.45   $  2.64   $  2.26
                                =======    ========   =======   =======

Computation of Earnings Per
  Common Share Assuming
<F02>
  Full Dilution (a):
---------------------------
Reported Income                 $11,808    $  4,464   $26,587   $22,349
                                =======    ========   =======   =======
Average number of shares
  used to compute earnings
  per common share               10,042       9,790    10,026     9,831

Effect of unexercised
  stock options                      59          63        59        63
                                -------    --------   -------   -------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                  10,101       9,853    10,085     9,894
                                =======    ========   =======   =======
Earnings per common share
  assuming full dilution        $  1.17    $   0.45   $  2.64   $  2.26
                                =======    ========   =======   =======
--------------------
<F02>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 18 of 18